                                                                    EXHIBIT 99.1

PRESS RELEASE - FOR IMMEDIATE RELEASE

CONTACT: Kenneth R. Howe, Chief Financial Officer
                                            (248) 737-4190

      AGREE REALTY CORPORATION REPORTS FIRST QUARTER 2006 OPERATING RESULTS

FIRST QUARTER 2006 HIGHLIGHTS:

FINANCIAL INFORMATION

     -    Diluted FFO per share of $0.58

     -    $0.49 per share quarterly dividend paid April 13, 2006

     FARMINGTON HILLS, MI (May 2, 2006) - Agree Realty Corporation (NYSE: ADC) today announced results for the quarter ended March 31, 2006. For the first quarter, funds from operations were $4,870,000 compared with funds from operations in the first quarter of 2005 of $4,777,000. Diluted funds from operations per share were $0.58 per share compared with $0.60 per share for the first quarter of 2005. Net income was $3,387,000, or $0.44 per share on a diluted basis, compared with net income for the first quarter of 2005 of $3,302,000, or $0.45 per share. Total revenues increased 5.7% to $8,272,000, compared with total revenues of $7,824,000 in the first quarter of 2005. A reconciliation of net income to funds from operations is included in the financial table accompanying this press release.

FUNDS FROM OPERATIONS

     Management considers Funds from Operations (FFO) to be a useful supplemental measure to evaluate operating performance. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies. FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (NAREIT) to mean net income computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization. FFO should not be considered as an alternative to net income as the primary indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. In addition, our method of calculating FFO may not be comparable to the methods used by other REITs and, accordingly may be different from similarly titled measures reported by other companies.

DIVIDEND

     We paid a cash dividend of $0.49 per share on April 13, 2006 to shareholders of record on March 31, 2006. The dividend is equivalent to an annualized dividend of $1.96 per share and represents a payout ratio of 84.5% of funds from operations for the quarter.

PORTFOLIO RESULTS

     At March 31, 2006, Agree Realty Corporation's total assets were $216,598,000 and our portfolio consisted of 59 properties totaling 3,362,971 million square feet located in 15 states. The portfolio was 98.1% leased at the end of the quarter. For the quarter ended March 31, 2006 our fully diluted weighted average shares outstanding were 7,652,469 shares.

     At March 31, 2006 our construction in progress balance totaled approximately $1,695,000 and we capitalized $23,000 of construction period interest during the first quarter 2006.

LEASE EXPIRATIONS

     The following table shows lease expirations for the next 10 years for our freestanding properties and community shopping centers, assuming that none of the tenants exercise renewal options.

                                         March 31, 2006
                         ---------------------------------------------
                          Gross Leasable Area    Annualized Base Rent
               Number    --------------------   ----------------------
Expiration   of Leases     Square     Percent                  Percent
   Year       Expiring    Footage    of Total      Amount     of Total
----------   ---------   ---------   --------   -----------   --------
2006              7         23,573       .7%    $   196,625       .7%
2007             13         70,200      2.1%        604,086      2.0%

2008             27        313,005      9.5%      1,396,300      4.7%
2009             15        179,590      5.4%        882,697      3.0%

2010             19        322,685      9.8%      1,967,203      6.6%
2011             20        221,201      6.7%      1,531,054      5.2%

2012              2          2,760       .1%         26,760       .1%
2013              1         51,868      1.6%        492,746      1.7%

2014              3        172,958      5.2%        824,206      2.8%
2015             11        730,525     22.1%      5,072,330     17.1%

Thereafter       43      1,210,513     36.8%     16,686,425     56.1%
                ---      ---------    -----     -----------    -----
Total           161      3,298,878    100.0%    $29,680,432    100.0%
                ===      =========    =====     ===========    =====

ANNUALIZED BASE RENT OF OUR PROPERTIES

The following is a breakdown of base rents in place at March 31, 2006 for each type of retail tenant:

National   $26,375,031    89%
Regional     2,165,579     7%
Local        1,139,822     4%
           -----------   ---
   Total   $29,680,432   100%
           -----------   ---

MAJOR TENANTS

The following is a breakdown of base rents in place at March 31, 2006 for each of our Major Tenants:

Borders (18)    $ 9,714,132    33%
Walgreen (17)     6,320,599    21%
Kmart (12)        3,847,911    13%
                -----------   ---
   Total        $19,882,642    67%
                -----------   ---

OPERATING PARTNERSHIP UNITS

     As of March 31, 2006 there were 673,547 operating partnership units outstanding.

     Agree Realty Corporation owns, manages and develops properties which are primarily single tenant properties and neighborhood community shopping centers, located in fifteen (15) states and leased to major retail tenants.

     Agree Realty Corporation considers portions of the information contained in this release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 27E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods. Such statements are, by their nature, subject to certain risks and uncertainties. The Company cautions that, as a result of a number of factors, actual results could differ materially from those set forth in this presentation. Other risks, uncertainties and factors that could cause actual results to differ materially than those projected are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including Forms 8-K, 10-Q and 10-K.

     For additional information, visit the Company's home page on the Internet at http://www.agreerealty.com.

                            AGREE REALTY CORPORATION
           OPERATING RESULTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                 Three Months
                                                               Ended March 31,
                                                               ---------------
                                                                2006     2005
                                                               ------   ------
REVENUE
   Minimum rents                                               $7,532   $7,052
   Percentage rent                                                 14       19
   Operating cost reimbursements                                  712      753
   Other income                                                    14       --
                                                               ------   ------
      TOTAL REVENUE                                             8,272    7,824
                                                               ------   ------
EXPENSES
   Real estate taxes                                              440      440
   Property operating expenses                                    547      621
   Land lease payments                                            195      195
   General and administration                                   1,051      920
   Depreciation and amortization                                1,202    1,139
   Interest expense                                             1,154    1,054
                                                               ------   ------
      TOTAL EXPENSES                                            4,589    4,369
                                                               ------   ------

      INCOME BEFORE MINORITY INTEREST AND
         DISCONTINUED OPERATIONS                                3,683    3,455
   Minority interest expense                                      296      291
                                                               ------   ------
      INCOME BEFORE DISCONTINUED OPERATIONS                     3,387    3,164
                                                               ------   ------

   Income from discontinued operations                             --      138
                                                               ------   ------
      NET INCOME                                               $3,387   $3,302
                                                               ------   ------
NET INCOME - PER SHARE                                         $  .44   $  .45
                                                               ------   ------
RECONCILIATION OF FUNDS FROM OPERATIONS TO NET INCOME
   Net income                                                  $3,387   $3,302
   Depreciation of real estate assets                           1,177    1,160
   Amortization of leasing costs                                   10       12
   Minority interest                                              296      303
                                                               ------   ------
      FUNDS FROM OPERATIONS                                    $4,870   $4,777
                                                               ------   ------
      FUNDS FROM OPERATIONS - PER SHARE                        $  .58   $  .60
                                                               ------   ------
WEIGHTED AVERAGE NUMBER OF SHARES AND "OP" UNITS OUTSTANDING    8,326    8,007
                                                               ------   ------

                            AGREE REALTY CORPORATION
                   CONSOLIDATED BALANCE SHEETS (IN THOUSANDS)
                                   (UNAUDITED)

                                         MARCH 31,    DEC 31
                                            2006       2005
                                         ---------   --------
ASSETS
   Land                                  $ 73,035    $ 73,035
   Buildings                              184,800     185,032
   Accumulated depreciation               (44,790)    (43,772)
   Property under development                 495         265
   Cash and cash equivalents                  238       5,715
   Rents receivable                           449         731
   Deferred costs, net of amortization      1,211       1,241
   Other Assets                             1,160       1,213
                                         --------    --------
      TOTAL ASSETS                       $216,598    $223,460
                                         ========    ========

LIABILITIES AND STOCKHOLDERS' EQUITY
   Mortgages payable                     $ 50,129    $ 50,722
   Notes payable                           12,200      17,500
   Deferred revenue                        12,621      12,794
   Dividends and distributions payable      4,093       4,089
   Other liabilities                        1,171       1,749
                                         --------    --------
      TOTAL LIABILITIES                    80,214      86,854
                                         ========    ========

      TOTAL MINORITY INTEREST               5,945       5,979
                                         ========    ========
   Common stock                                 1           1
   Additional paid-in capital             143,138     143,138
   Accumulated deficit                    (10,107)     (9,717)
   Unearned compensation                   (2,593)     (2,795)
                                         --------    --------
      TOTAL STOCKHOLDERS' EQUITY          130,439     130,627
                                         ========    ========

                                         $216,598    $223,460
                                         ========    ========